As filed with the Securities and Exchange Commission on December 31, 2013

Registration No. 333-175568

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SCIENTIFIC LEARNING CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-3234458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 Frank H. Ogawa Plaza, Suite 600

Oakland, California 94612

(510) 444-3500

(Address including zip code, and telephone number, including area code, of principal executive offices)

Employee Stock Purchase Plan

(Full title of the plans)

Robert C. Bowen

Chief Executive Officer and Chairman of the Board

300 Frank H. Ogawa Plaza, Suite 600

Oakland, California 94612

(510) 444-3500

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Christopher J. Brookhart, Esq.

Senior Vice President, and General Counsel

300 Frank H. Ogawa Plaza, Suite 600

Oakland, California 94612

(510) 444-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statement on Form S-8 (the “Registration Statement”) of Scientific Learning Corporation, a Delaware corporation (the “Company”): File No. 333-175568, pertaining to the registration of 500,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), for sale under the Company’s Employee Stock Purchase Plan (the “Plan”).

This Post-Effective Amendment No. 1 is being filed to deregister all shares of the Company’s common stock reserved for issuance under the Plan that have not yet been issued. The offering contemplated by the Registration Statement has terminated. Accordingly, the Company hereby withdraws from registration under the Registration Statement the shares of its common stock that have not been issued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on December 31, 2013.

Scientific Learning Corporation

By:	/s/ Robert C. Bowen
Robert C. Bowen Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 has been duly signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert C. Bowen Robert C. Bowen	Chief Executive Officer and Director (Principal Executive Officer)	December 31, 2013

/s/ Jane A. Freeman Jane A. Freeman	Chief Financial Officer (Principal Financial and Accounting Officer)	December 31, 2013

/s/ Edward Vermont Blanchard, Jr. Edward Vermont Blanchard, Jr.	Director	December 31, 2013

/s/ Rodman W. Moorhead III Rodman W. Moorhead III	Director	December 31, 2013

/s/ Michael A. Moses Michael A. Moses	Director	December 31, 2013

/s/ Dr. Paula A. Tallal Dr. Paula A. Tallal	Director	December 31, 2013

/s/ Jeffrey D. Thomas Jeffrey D. Thomas	Director	December 31, 2013